UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Hansen Natural Corporation ("Hansen" or the "Company") notified the Nasdaq Stock Market ("Nasdaq") that the Company may have inadvertently violated Nasdaq Marketplace Rule 4350(i)(1)(A) ("Rule 4350").

On January 10, 2007, the Company received a Nasdaq Additional Staff Determination letter from Nasdaq stating that because the Company has not yet regained compliance with Rule 4350, such violation serves as an additional basis for delisting the Company's securities from the Nasdaq Capital Market. The matter has been referred to the same Nasdaq Listing Qualifications Panel that is scheduled to conduct a hearing with respect to the earlier Nasdaq Staff Determination Letter relating to the Company's non-filing of its Form 10-Q for the period ending September 30, 2006. The Company is exploring with Nasdaq staff appropriate steps to resolve the Rule 4350 matter as expeditiously as possible and is working towards such a resolution in conjunction with the Panel hearing.

A copy of Hansen’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press release dated January 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: January 17, 2007	/s/ Rodney C. Sacks

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Rodney C. Sacks

Chairman of the Board of Directors

and Chief Executive Officer